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                                                                      EXHIBIT 21

                                 HOT TOPIC, INC.

                              LIST OF SUBSIDIARIES


ENTITY                             ENTITY TYPE      STATE/PLACE OF INCORPORATION
------                             -----------      ----------------------------

Hot Topic Administration, Inc.     Corporation      California

Hot Topic Merchandising, Inc.      Corporation      California

hottopic.com, Inc.                 Corporation      California

Hot Topic Tennessee, Inc.          Corporation      California